Exhibit 4.3

Execution Version

ASSIGNMENT OF
RECEIVABLES SALE AGREEMENT

THIS ASSIGNMENT OF RECEIVABLES SALE AGREEMENT, dated as of December 2, 2015 (this “Assignment”), is among General Electric Capital LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation), as assignor (the “Assignor”) and GE Capital US Holdings, Inc., a Delaware corporation (the “Assignee”), and consented to by CEF Equipment Holding, L.L.C., a Delaware limited liability company (“CEF Holding”).

BACKGROUND

WHEREAS, the Assignor, GE Capital Title Holding Corp., and CEF Holding are parties to a receivables sale agreement, dated as of October 30, 2013 (the “Receivables Sale Agreement”); and

WHEREAS, the Assignor desires to assign all of its rights, benefits, obligations and duties as a Seller under the Receivables Sale Agreement to the Assignee, and the Assignee desires to assume such rights, benefits, obligations and duties under the Receivables Sale Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to them in (or by reference in) the Receivables Sale Agreement or, if not defined therein (or by reference therein), in (or by reference in) the Indenture, dated as of October 30, 2013, between GE Equipment Transportation LLC, Series 2013-2 (the “Issuer”), and Citibank, N.A., as indenture trustee.

SECTION 2. Assignment.

(a)          The Assignor hereby assigns to the Assignee all of the Assignor’s rights, benefits, obligations and duties as a Seller under the Receivables Sale Agreement, effective as of the Effective Time, and the Assignee hereby assumes all of the rights, benefits, obligations and duties of the Assignor, as a Seller under the Receivables Sale Agreement, effective as of the Effective Time.

(b)          This Assignment shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which the Assignor, may have incurred in connection with the Receivables Sale Agreement or (ii) an assumption by the Assignee, of any liability of the Assignor, arising out of a breach by the Assignor, of its duties under the Receivables Sale Agreement.

SECTION 3. Consent of Purchaser. Pursuant to Section 6.3 of the Receivables Sale Agreement, the Purchaser hereby consents to the assignment set forth in Section 2(a) above.

GEET 2013-2 Assignment of

Receivables Sale Agreement

SECTION 4. Notices. For the purposes of Section 6.1 of the Receivables Sale Agreement, all notices, whether faxed or mailed, will be deemed received as provided in Section 6.1 of the Receivables Sale Agreement when sent pursuant to the following instructions:

If to the Assignor:

General Electric Capital LLC

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Legal Department

michael.paolillo@ge.com

With a copy to:

General Electric Capital LLC

201 Merritt 7

Norwalk, Connecticut 06851

Attention: Capital Markets - Securitization

charles.rhodes@ge.com

michael.paolillo@ge.com

If to the Assignee:

GE Capital US Holdings, Inc.
901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

SECTION 5. Miscellaneous.

(a)          This Assignment is entered into and the assignment effected hereby shall be effective as of 1:00 a.m. (New York time) on December 2, 2015 (the “Effective Time”); provided, that each of the parties hereto shall have executed a counterpart to this Assignment.

(b)          THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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(c)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 6.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Assignment or any provision hereof.

(f)          This Assignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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(g)          Executed counterparts of this Assignment may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date and year first above written.

GENERAL ELECTRIC CAPITAL LLC,
as the Assignor

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

S-1	GEET 2013-2 Assignment of Receivables Sale Agreement

GE Capital US Holdings, Inc.,
as the Assignee

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

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Solely for the purposes of the consent set forth in Section 3 of this Assignment:

Consented to:

CEF EQUIPMENT HOLDING, L.L.C.

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	President and Chief Executive Officer

S-3	GEET 2013-2 Assignment of Receivables Sale Agreement